INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-80466, 33-61215 and No. 33-39337 of Presstek,
Inc. on Forms S-8 and in Registration Statement No. 33-48342 of Presstek, Inc. on Form S-3 of our report dated March 15, 1995, appearing in this Annual Report on Form 10-K of Presstek, Inc. for the year ended December 30, 1995.


/s/ DELOITTE & TOUCHE LLP

Bedford, New Hampshire
March 25, 1996